Exhibit 10.1

LOAN AND SECURITY AGREEMENT

BRIDGE LOAN

This LOAN AND SECURITY AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of February 20, 2025 (the “Closing Date”) is entered into among Molecular Templates Opco, Inc., a Delaware corporation (“Opco”), Molecular Templates, Inc., a Delaware corporation (“Parent”, and in its capacity as borrower representative, “Borrower Representative”, and together with Opco, in their respective capacities as borrowers hereunder, collectively, “Borrowers”, and each, a “Borrower”), the lenders from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral trustee for Secured Parties (in such capacity, together with its successors, “Collateral Trustee”).

AGREEMENT

Borrowers, Administrative Agent, Collateral Trustee and Lenders hereby agree as follows:

1. ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person. For purposes of calculations made pursuant to the terms of this Agreement or otherwise for purposes of compliance herewith, GAAP will be deemed to treat operating leases and capital lease obligations in a manner consistent with the treatment thereof under GAAP as in effect on December 31, 2018, notwithstanding any modifications or interpretive changes thereto that have occurred. Any documents or agreements referred to herein or in any other Loan Documents shall mean any such documents or agreements as amended, restated, amended and restated and/or otherwise supplemented or modified from time to time.

2. LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Each Borrower hereby unconditionally promises to pay each Lender, ratably, the outstanding principal amount of all Loans, accrued and unpaid interest, fees and charges thereon and to pay all Obligations as and when due in accordance with this Agreement.

2.2 Availability and Repayment of the Loans.

(a) Availability.

(i) Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance on the Closing Date in principal amount equal to $560,000.00 (the “Initial Bridge Loan”). Lenders’ commitments to make the Initial Bridge Loan shall terminate upon the funding of the Bridge Loan on the Closing Date.

(ii) Subject to Lenders’ approval in each Lender’s sole and absolute discretion and the terms and conditions of this Agreement, each Lender may, severally and not jointly, upon written request by Borrower Representative, make to Borrowers additional advances from time to time in amounts as the parties may agree (collectively, “Discretionary Incremental Bridge Loans”, and together with the Initial Bridge Loan, the “Bridge Loans”, and each, a “Bridge Loan”).

Borrowers shall use the proceeds of the Bridge Loans to pay expenses in accordance with the permitted disbursements described on Schedule 1 attached hereto or in accordance with Administrative Agent’s prior written approval from time to time.

(b) Repayment. Any and all unpaid Obligations, including principal and accrued and unpaid interest in respect of the Bridge Loans, and any other fees and other sums due hereunder, if any, shall be due and payable in full on the Bridge Loan Maturity Date. The Bridge Loans may only be prepaid in accordance with Sections 2.2(c).

(c) Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated in accordance with the terms hereof following the occurrence and during the continuation of an Event of Default, Borrowers shall immediately pay to Lenders, an amount equal to the sum of:

(i) all outstanding principal plus accrued and unpaid interest thereon, plus

(ii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(d) Notwithstanding anything set forth herein to the contrary, the parties shall use reasonable best efforts to seek to repay any and all Obligations, including interest in respect of the Bridge Loans, and any other fees and other sums due hereunder, if any, by and through the roll-up of the Obligations hereunder as part of a debtor-in-possession financing facility provided in a Chapter 11 bankruptcy case commenced by Borrowers consistent with Section 6.10.

2.3 Payment of Interest.

(a) Interest Rate. Subject to Section 2.3(b), the outstanding principal amount of the Loans shall accrue interest from and after its Funding Date, at a fixed rate of 13.5% per annum. Interest shall accrue and be capitalized monthly on each Payment Date and added to the principal amount outstanding on such date. All references to principal shall include any amounts added to principal on account of capitalized interest, and amounts capitalized in accordance with Section 2.4.

(b) Default Rate. Immediately upon the occurrence and during the continuation of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Secured Party Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies pursuant to the Loan Documents. Each Borrower agrees that interest at the Default Rate is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an Event of Default.

(c) Payment; Interest Computation. Interest is capitalized monthly in arrears on the Payment Date of the following month and added to the principal amount outstanding on such date and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 3:00 p.m. Eastern Time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Loan shall be included and the date of payment shall be excluded.

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(d) Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to or for the benefit of Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of principal outstanding in respect of the Loans; second, after all principal is repaid, to the payment of accrued interest, third, to the payment of Secured Party Expenses and any other Obligations; and fourth, after all Obligations are repaid, the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto, provided that amounts payable to Lenders, shall be paid ratably.

2.4 Fees and Charges. Borrowers shall pay to Administrative Agent, for the ratable benefit of Secured Parties:

(a) Facility Fee. A facility fee equal to 1.0% of the funded Bridge Loan principal amount (the “Facility Fee”), due and payable on the Closing Date or the applicable Funding Date.

(b) Expenses. All Secured Party Expenses incurred through and after the Closing Date, when due (or, if no stated due date, within two (2) Business Days after demand by Administrative Agent).

The Facility Fee, is fully-earned as of the Closing Date, and in no event shall any Borrower be entitled to any credit, rebate, refund, reduction, proration or repayment of any fees or charges earned by each Lender pursuant notwithstanding any termination of the Loan Agreement. All fees, charges and Secured Party Expenses due under this Agreement shall, unless otherwise agreed by the parties, be capitalized and added to the principal of the Loans on the due date therefore.

2.5 Payments; Application of Payments; Automatic Payment Authorization; Withholding.

(a) All payments to be made by Borrowers under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in accordance with the terms of this Agreement, and if expressly required to be paid in cash, in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 3:00 p.m. Eastern Time on the date when due. Payments of principal and/or interest received after 3:00 p.m. Eastern Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b) No Borrower shall have a right to specify the order or the loan accounts to which a Lender shall allocate or apply any payments made by a Borrower to or for the benefit of such Lender or otherwise received by such Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement.

(c) Administrative Agent, on behalf of Secured Parties, may initiate debit entries to any Deposit Accounts as authorized by Borrower Representative for principal and interest payments or any other Obligations on or following the Maturity Date, provided that Administrative Agent shall provide at least one (1) Business Day prior written notice thereof. These debits shall not constitute a set-off. If the ACH payment arrangement is terminated for any reason, Borrowers shall make all payments due hereunder at the applicable address specified in Section 10, or as otherwise notified by Administrative Agent in writing.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Bridge Loan. Each Lender’s obligation to make the Initial Bridge Loan is subject to the condition precedent that the following conditions shall be satisfied, or, as applicable, Administrative Agent shall have received the following documents, in form and substance satisfactory to Administrative Agent:

(a) duly executed signatures to this Agreement;

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(b) duly executed signatures to the Restated CVR Agreement;

(c) a certificate of each Borrower, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, and (ii) resolutions duly approved by the Board;

(d) payment of the Facility Fee and Secured Party Expenses then due as specified in Section 2.4(a); provided that such payment shall be made by capitalizing and adding such amounts to the principal of the loans, and Borrower shall have received documented evidence of the Secured Party Expenses.

3.2 Conditions Precedent to all Bridge Loans. Each Lender’s obligations to make each Bridge Loan is subject to the following conditions precedent:

(a) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date such Bridge Loan is requested and on the Funding Date of each Bridge Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall instead be true, accurate and complete in all material respects as of such date; and

(b) no Default or Event of Default shall have occurred and be continuing or result from the Bridge Loan.

3.3 [Reserved].

3.4 Procedures for Borrowing. To request a Discretionary Incremental Bridge Loan, Borrower Representative shall deliver a written request to Administrative Agent (which may be delivered by email) together with the proposed uses for the proceeds of such Bridge Loan.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Each Borrower hereby grants to Collateral Trustee, for the ratable benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Trustee, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If this Agreement is terminated, Collateral Trustee’s Lien in the Collateral shall continue until the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) are repaid in full in cash or otherwise satisfied or released in accordance with applicable law.

4.2 Priority of Security Interest. Each Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens). If a Borrower shall acquire a commercial tort claim with a potential recovery in excess of $50,000, such Borrower shall promptly notify Administrative Agent in writing and deliver such other information and documents as Administrative Agent may reasonably require to take any further action necessary or advisable to perfect Collateral Trustee’s Lien in such commercial tort claim. If a Borrower shall acquire any instrument with a value in excess of $50,000, such Borrower shall promptly notify Administrative Agent and deliver the same in original to the Collateral Trustee together with an allonge or other appropriate instrument of transfer and any necessary endorsement, all in form reasonably satisfactory to Administrative Agent.

4.3 Authorization to File Financing Statements. Each Borrower hereby authorizes Collateral Trustee or its designee (or the Administrative Agent, on behalf of the Collateral Trustee) to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to perfect or protect Collateral Trustee’s interest or rights hereunder. Such financing statements may describe the Collateral as “all assets of such Obligor whether now owned or existing or hereafter acquired or arising and wheresoever located, and proceeds and products thereof” or words to that effect, and any limitations on such collateral description, notwithstanding that the collateral description may be broader in scope than the Collateral described in this Agreement.

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4.4 Pledge of Collateral. Each Borrower hereby pledges, assigns and grants to Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date or to the extent any Shares pledged hereunder from time to time are or become certificated and such Shares either (i) represent Equity Interests of a Subsidiary or (ii) have a value in excess of $50,000, and in each case, the extent the same constitute Collateral, such certificates shall be delivered to Collateral Trustee, accompanied by a stock power or other appropriate instrument of assignment duly executed in blank. Upon the occurrence and during the continuation of an Event of Default hereunder, Collateral Trustee may effect the transfer of any securities included in the Collateral (including but not limited to the Equity Interests) into the name of Collateral Trustee or its transferee and cause new certificates representing such securities to be issued in the name of Collateral Trustee or its transferee. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Administrative Agent may reasonably request to perfect or continue the perfection of Collateral Trustee’s security interest in the Equity Interests. Each Borrower shall be entitled to exercise any voting rights with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof, unless following an Event of Default, Collateral Trustee (acting at the direction of the Administrative Agent subject to the terms of the Collateral Trust Agreement) shall have given notice to Borrower Representative suspending such rights, provided that: no such notice shall be required if a Borrower has commenced an Insolvency Proceeding and, in any event, no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuation of an Event of Default and the notification by Collateral Trustee to Borrower Representative of the exercise of remedies in accordance with the terms hereof.

5. REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority.

(a) Each Borrower and each of its Subsidiaries are duly existing and in good standing as a Registered Organization in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property require that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Borrower’s exact legal name is that indicated on the signature page hereof.

(b) The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Borrower’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable material order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Borrower is bound.

5.2 Collateral.

(a) Each Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.

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(b) Each Borrower has taken such actions as Administrative Agent has requested to give Collateral Trustee a perfected security interest in each of its Collateral Accounts (other than Excluded Accounts) as required pursuant to the terms of Section 6.6.

5.3 Litigation and Proceedings. Except as disclosed in writing to Administrative Agent, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Borrower or any of its Subsidiaries, officers or directors involving more than, individually or in the aggregate for all related proceedings, $250,000 or in which any adverse decision has had or could reasonably be expected to have any Material Adverse Effect.

5.4 Financial Information. All financial information provided to Administrative Agent in connection with the Bridge Loan is true and accurate in all material respects, and all budgets and projections are prepared in good faith.

5.5 Compliance with Laws.

(a) No Borrower or Subsidiary of a Borrower is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended.

(b) No Borrower or Subsidiary of a Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

(c) No Borrower has taken or permitted to be taken any action which might cause any Loan Document to which it is a party to violate any regulation of the Federal Reserve Board. Neither the making of the Loans hereunder nor Borrowers’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. No Borrower, nor any of its Subsidiaries, nor any Affiliate of any Borrower or of any Subsidiary, nor any present holder of Equity Interests of any of the foregoing (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions laws of any other Governmental Authority including of any other applicable jurisdiction, (ii) is a citizen or resident of any country that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages in any dealings or transactions, or is otherwise associated, with any such Person.

(d) Each Borrower and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act. No part of the proceeds from the Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(e) No Reportable Event or Prohibited Transaction, as defined in ERISA has occurred or is reasonably expected to occur, and no Borrower has failed to meet the minimum funding requirements of ERISA. No Borrower has violated any applicable environmental laws in any material respect, maintains any properties or assets which have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, or has received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar Governmental Authority.

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5.6 Full Disclosure. No written representation, warranty or other statement of a Borrower or any of its Subsidiaries in any certificate or written statement by or on behalf of a Borrower or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not materially misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by any Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6. AFFIRMATIVE COVENANTS

Each Borrower shall, and shall cause each other Borrower to, do all of the following:

6.1 Government Compliance. Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; obtain all of the material Governmental Approvals required in connection with such Borrower’s business (in each case, the failure of which to obtain, could reasonably be expected to have a Material Adverse Effect) and for the performance by each Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest in accordance therewith, and comply with all terms and conditions with respect to such Governmental Approvals.

6.2 Reporting. Provide Administrative Agent with the following:

(a) Cash balance reports. Weekly, on the first Business Day of each week, a summary of cash balances by Collateral Account.

(b) Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Borrower or any of its Subsidiaries that could result in damages or costs to any Borrower on any of its Subsidiaries, individually or in the aggregate for all related proceedings, of $50,000 or more, or of any Borrower or any of its Subsidiaries taking or threatening legal action against any third person with respect to a claim of $50,000 or more, and with respect to any pending action or threatened action, a prompt report of any material development with respect thereto.

(c) Other Information. From time to time, upon Administrative Agent’s request, any other information related to the financial or business condition of any Borrower as requested by Administrative Agent.

6.3 [Reserved]

6.4 [Reserved]

6.5 [Reserved]

6.6 Deposit and Securities Accounts. No Borrower shall open any new Collateral Account after the Closing Date unless an Account Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Trustee’s Lien in such Collateral Account is in effect prior to the transfer of any balance or assets to such Collateral Account, provided that any requirement hereunder to maintain Account Control Agreements shall not apply to any Excluded Account.

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6.7 [Reserved]

6.8 Litigation Cooperation. From the Closing Date and continuing through the Termination Date, make available to any Secured Party on reasonable terms and reasonable advanced notice, as applicable, each Borrower and its officers employees and agents and each Borrower’s books and records, to the extent that such Secured Party may deem them reasonably necessary to prosecute or defend any lawsuit or proceeding to which such Secured Party is a party to the extent such lawsuit or proceeding arises out of a Claim asserted by a third party against a Secured Party in connection with the transactions contemplated by the Loan Documents or the Collateral. Any obligations hereunder shall be without expense to such Secured Party; provided, however, any costs and expenses incurred by Borrowers hereunder shall constitute Secured Party Expenses and shall be treated in accordance with the terms set forth in Section 2.4 of this Agreement.

6.9 Access to Collateral; Books and Records. Allow Administrative Agent, Collateral Trustee, or its respective agents, to inspect the Collateral and audit and copy such Borrower’s Books in accordance with Section 6.11. Such inspections or audits shall be conducted once during the term of this Agreement, unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Administrative Agent shall determine is necessary. The foregoing inspections and audits shall be at Borrowers’ expense, to be paid by adding such amount to the principal of the Obligations.

6.10 Restructuring Milestones.

(a) No later than March 6, 2025, working drafts of all of the “first day” pleadings for voluntary case under chapter 11 of the Bankruptcy Code for Parent and Opco, including any form of debtor-in-possession financing motion and first day declaration, which shall be in form and substance be reasonably acceptable to the Secured Parties in their sole discretion.

(b) No later than March 13, 2025, a working draft of the combined disclosure statement and plan along with a solicitation motion for Parent and Opco, each of which shall be in form and substance be reasonably acceptable to the Secured Parties in their sole discretion.

(c) No later than March 20, 2025, substantially final drafts of each of the motions or pleadings anticipated to be filed on the petition date for Parent and Opco, including the “first day” pleadings, the combined disclosure statement and plan, the solicitation motion, and the bar date motion, each of which shall be in form and substance be reasonably acceptable to the Secured Parties in their sole discretion.

6.11 Management Rights. Any representative of Administrative Agent shall have the right to meet with management and officers of Borrowers to discuss books of account and records of Borrowers upon reasonable prior written notice to Borrower Representative and during normal business hours. In addition, Administrative Agent shall be entitled at reasonable intervals, upon reasonable prior written notice, to consult and advise with the management and officers of Borrowers concerning significant business issues affecting Borrowers. The parties intend that the foregoing rights granted to Administrative Agent shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Administrative Agent with respect to any business issues shall not be deemed to give Administrative Agent, nor be deemed an exercise by Administrative Agent of, control over Borrowers’ management or policies, and Borrowers shall have no obligation to act upon or follow any such advice or recommendation.

6.12 Further Assurances. Subject to the terms hereof and the other Loan Documents, execute any further instruments and take further action as Administrative Agent or Collateral Trustee reasonably request to perfect or continue Collateral Trustee’s Lien in the Collateral or to effect the purposes of this Agreement.

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7. NEGATIVE COVENANTS

No Borrower shall, or shall cause or permit any of its Subsidiaries to, do any of the following, without Administrative Agent’s prior written consent, in its sole discretion:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in any business other than the businesses currently engaged in by such Person, as applicable, or reasonably related thereto; (b) cease doing business, or liquidate or dissolve; (c) permit or suffer a Change in Control; or (d) without at least ten (10) days prior written notice to Administrative Agent (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change its organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate with any other Person (except if concurrently with, and as a condition to the effectiveness of, the closing of such merger or consolidation, the Obligations shall be repaid in full, in cash), or acquire all or substantially all of the capital stock or property of another Person or business line of another Person (including, without limitation, by the formation of any Subsidiary).

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or otherwise permit any Collateral not to be subject to the first priority security interest granted herein, except in connection with Permitted Liens.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6.

7.7 Distributions; Investments. (a) Pay any cash dividends or make any cash distribution or cash payment or redeem, retire or purchase for cash any Equity Interests; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), other than Permitted Investments.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Borrower, except for (a) transactions on fair and reasonable terms that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) transactions among Borrowers, (c) transactions with other Affiliates in existence on the Closing Date and disclosed in writing to Administrative Agent; and (d) transactions otherwise contemplated to be entered into among a Borrower or Subsidiary and an Affiliate and permitted under this Agreement, or transactions with an Affiliate in accordance with the permitted disbursements described on Schedule 1, provided that such transaction is identified as an Affiliate transaction therein.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, as applicable, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to the Obligations, in each case, except to the extent permitted by the terms of the applicable subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, as applicable.

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7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; take any action or fail to take any action (or suffer any other Person to do so), to the extent the same would cause the representations set forth in Section 5.5(c) to be untrue; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any material liability of a Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Any Borrower fails to pay any Obligations after such Obligations are due and payable, provided, that, if any amount is capitalized and added to the outstanding principal hereof, such Obligations shall be deemed paid for all purposes of this Agreement, including this Section 8.1.

8.2 Covenant Default.

(a) A Borrower fails or neglects to perform any obligation in Section 6.10 or violates any covenant in Section 7; or

(b) A Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days (or in case of a failure to comply with Section 6.2, within two (2) Business Days) after the occurrence thereof.

8.3 [Reserved]

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any material funds of a Borrower or of any of its Subsidiaries, or (ii) a notice of Lien or levy is filed against the material assets of any Borrower or any of its Subsidiaries by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Loans shall be made during any thirty (30) day cure period; or

(b) (i) Any material portion of the assets of a Borrower or any of its Subsidiaries is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Borrower or any of its Subsidiaries from conducting all or any material part of its business, and, in case such court order applies to other businesses in the same geographic location, in the same or similar line of business or otherwise to similarly situated businesses generally, such court order is not vacated or modified to avoid such restriction on the operation of the business within thirty (30) days following the entry thereof.

8.5 Insolvency. (a) The adoption by the Board of a resolution approving the filing by the applicable Borrower of a voluntary petition for relief under either chapter 11 or chapter 7 of title 11 of the United States Code (other than as approved by Administrative Agent in accordance with Section 6.10); (b) a Borrower or any of its Subsidiaries begins an Insolvency Proceeding (other than as approved by Administrative Agent in accordance with Section 6.10); or (c) an Insolvency Proceeding is begun against a Borrower or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Loans shall be made while any of the conditions described in this Section 8.5 exist and/or until any Insolvency Proceeding is dismissed).

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8.6 Other Agreements. There is, under any agreement to which a Borrower or any of its Subsidiaries is a party with a third party or parties, (a) any default (after giving effect to any applicable cure or grace periods) resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of $250,000; (b) any acceleration event occurs pursuant to the Restated CVR Agreement; or (c) any breach or default by a Borrower or a Subsidiary of such Borrower, the result of which could reasonably be expected to have a Material Adverse Effect.

8.7 Judgments; Penalties. (a) One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $250,000 shall be rendered against a Borrower or any of its Subsidiaries by any Governmental Authority, or (b) one or more fines, penalties or final judgments, orders or decrees for the payment of money which could reasonably be expected to result in a Material Adverse Effect, and, in each case, the same are not, within twenty (20) days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal, (provided that no Loans will be made prior to the vacation, stay, or bonding of such fine, penalty, judgment, order or decree).

8.8 Misrepresentations. Any Borrower or any Person acting for such Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Administrative Agent, Collateral Trustee or any Lender or to induce Administrative Agent, Collateral Trustee or any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.

8.9 Subordinated Debt. Any Subordination Agreement governing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any party thereto (other than a Secured Party) shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by this Agreement.

8.10 Restructuring. (a) Mr. Craig Jalbert is terminated, resigns or for any other reason ceases to serve as the sole director and chief executive officer of Parent, in each case, unless a successor acceptable to Administrative Agent is appointed or elected, as applicable, promptly thereafter; (b) the occurrence of any event or circumstances that impairs or interferes with the ability of the chief executive officer of Parent or the Board to comply with the terms of this Agreement, including to cause Borrowers to achieve the milestones described in Section 6.10, or that result in material delay in achieving the same.

9. Collateral Trustee’S RIGHTS AND REMEDIES

9.1 Acceleration. If an Event of Default occurs and continues without cure for at least three (3) Business Days, Administrative Agent, is entitled, without notice or demand, to declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Administrative Agent), and to stop advancing money or extending credit for any Borrower’s benefit under this Agreement.

9.2 Remedies. Upon the occurrence and during the continuation of an Event of Default, Collateral Trustee is entitled, solely at the direction of Administrative Agent, subject to the terms of the Collateral Trust Agreement, without notice or demand, to do any or all of the following, to the extent not prohibited by applicable law:

(a) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Administrative Agent may determine is advisable, and notify any Person owing a Borrower money of Collateral Trustee’s security interest in such funds;

(b) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;

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(c) ratably apply to the Obligations any amount held by Collateral Trustee owing to or for the credit or the account of a Borrower;

(d) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(e) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;

(f) demand and receive possession of any Borrower’s Books; and

(g) exercise all rights and remedies available to Collateral Trustee under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Borrowers shall assemble the Collateral if Collateral Trustee requests and make it available as Collateral Trustee designates. Collateral Trustee may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Borrower grants Collateral Trustee a license, solely exercisable upon the occurrence and during the continuation of an Event of Default to enter and occupy any of its premises, without charge, to exercise any of Collateral Trustee’s rights or remedies. Collateral Trustee is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Trustee’s exercise of its rights under this Section, a Borrower’s rights under all licenses and all franchise agreements inure to Collateral Trustee’s benefit. If, after the acceleration of the Obligations, a Borrower receives proceeds of Collateral, such Borrower shall deliver such proceeds to Collateral Trustee, for the ratable benefit of the Secured Parties, to be applied to the Obligations.

9.3 Power of Attorney. Each Borrower hereby irrevocably appoints Collateral Trustee (and any of Collateral Trustee’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuation of an Event of Default, to: (a) send requests for verification of Accounts or notify Account Debtors of Collateral Trustee’s security interest and Liens in the Collateral; (b) endorse such Borrower’s name on any checks or other forms of payment or security; (c) sign such Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Administrative Agent or Collateral Trustee determine reasonable; (e) make, settle, and adjust all claims under such Borrower’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Collateral Trustee or a third party as the Code permits; and (h) dispose of the Collateral. Each Borrower further hereby appoints Collateral Trustee (and any of Collateral Trustee’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred or is continuing to: (i) sign such Borrower’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Collateral Trustee’s security interest in the Collateral, (ii) take all such actions which such Borrower is required, but fails to do under the covenants and provisions of the Loan Documents; (iii) take any and all such actions as Collateral Trustee may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Collateral Trustee under this Agreement or the other Loan Documents. Collateral Trustee’s foregoing appointment as each Borrower’s attorney in fact, and all of Collateral Trustee’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid, in cash, and otherwise fully performed and all commitments to make Loans hereunder have been terminated.

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9.4 Protective Payments. If a Borrower fails to pay any amount which may be required to preserve the Collateral, Collateral Trustee may (at the direction of Administrative Agent) make such payment, and all amounts so paid by Collateral Trustee are Secured Party Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Notwithstanding anything set forth herein to the contrary, a Borrower’s failure to make any payment described in the preceding sentence shall not constitute a default or Event of Default under this Agreement. Collateral Trustee will make reasonable efforts to provide Borrower Representative with notice of Collateral Trustee making such payment within a reasonable time thereafter. No payments by Collateral Trustee are deemed an agreement to make similar payments in the future or Collateral Trustee’s waiver of any Event of Default.

9.5 Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Collateral Trustee shall have the right to apply in any order any funds in its possession, whether payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations, for the ratable benefit of the Secured Parties. Collateral Trustee shall pay any surplus to Borrowers by credit to the Deposit Account designated by Borrowers or as directed by a court of competent jurisdiction. Borrowers shall remain liable to Collateral Trustee and Lenders for any deficiency. If Collateral Trustee, as directed by Administrative Agent in Administrative Agent’s good faith business judgment, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Collateral Trustee may, at the direction of Administrative Agent, either reduce the Obligations by the principal amount of the purchase price or defer the reduction of the Obligations until the actual receipt by Collateral Trustee of cash or immediately available funds therefor.

9.6 Collateral Trustee’s Liability for Collateral. So long as Collateral Trustee accords treatment to the Collateral in its possession substantially equal to the treatment which it accords to its own property, Collateral Trustee shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.7 No Waiver; Remedies Cumulative. Any failure by Administrative Agent, Collateral Trustee or any Lender, at any time or times, to require strict performance by each Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Administrative Agent, Collateral Trustee or any Lender thereafter to demand strict performance and compliance herewith or therewith. Secured Parties’ rights and remedies under this Agreement and the other Loan Documents are cumulative. Secured Parties have all rights and remedies provided under the Code, by law, or in equity. Any Secured Party’s exercise of one right or remedy is not an election and shall not preclude any Secured Party from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy is not a waiver, election, or acquiescence.

9.8 Demand Waiver. Each Borrower waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension, or renewal of accounts, documents, instruments or chattel paper.

9.9 Shares. Each Borrower recognizes that Collateral Trustee may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Collateral Trustee shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.

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10. NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation of receipt, when sent by electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Administrative Agent, Collateral Trustee, Lenders and Borrowers may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrowers:		Molecular Templates Opco, Inc. 9301 Amberglen Blvd, Suite 100 Austin, TX 78729 Attention: Craig Jalbert Email: adam.cutler@mtem.com

With a copy, not constituting notice, to:		MORRIS, NICHOLS, ARSHT & TUNNELL, LLP 1201 North Market Street, 16th Floor Wilmington, DE 19801
	Attention:	Tarik J. Haskins
Eric Schwartz thaskins@morrisnichols.com ericschwartz@morrisnichols.com

If to Collateral Trustee:		ANKURA TRUST COMPANY, LLC 140 Sherman Street, Fourth Floor Fairfield, CT 06824 Attention: Beth Micena Email: beth.micena@ankura.com

With a copy, not constituting notice, to:		ROPES & GRAY LLP 10250 Constellation Boulevard Los Angeles, CA 90067 Attention: Jennifer Harris Email: Jennifer.Harris@ropesgray.com

If to Administrative Agent or Lenders:		K2 HEALTHVENTURES LLC 855 Boylston Street, 10th Floor Boston, MA 02116 Email: finance@k2hv.com; parag@k2hv.com; bbang@k2hv.com; derek@k2hv.com

With a copy to (but not constituting notice, and excluding Loan Requests and regular reporting):		Sidley austin LLP 1001 Page Mill Rd, Building 1 Palo Alto, CA 94304 Attention: Cynthia Bai Email: cbai@sidley.com

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11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each party hereto hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Collateral Trustee from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent, Collateral Trustee or any Lender. Each party hereto expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in, or subsequently provided by such party in accordance with, Section 10 and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid. Each party hereto hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH party hereto AGREES THAT IT SHALL NOT SEEK FROM ANY OTHER PARTY UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY herEto HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12. GENERAL PROVISIONS

12.1 Termination Prior to Bridge Loan Maturity Date; Survival; Release of Collateral. All covenants, representations and warranties and grants of security interests made in this Agreement continue in full force until the Termination Date. So long as Borrowers have satisfied the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement and any remaining commitments to extend credit may be terminated prior to the Bridge Loan Maturity Date by Borrowers, by written notice of termination to Lenders. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination. Promptly after the Termination Date, Lenders shall direct Collateral Trustee to deliver evidence of the release of Collateral. Any such release shall be without recourse to or representation or warranty by Collateral Trustee of any kind.

12.2 Successors and Assigns.

(a) Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Borrower may assign this Agreement or any rights or obligations under it without Lenders’ prior written consent (which may be granted or withheld in each Lender’s discretion).

(b) Assignment by Lenders. Each Lender has the right, without the consent of the Borrowers, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents. Each such Lender shall notify the Administrative Agent of such assignment and deliver to the Administrative Agent a copy of any assignment and assumption agreement entered into in connection thereto.

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(c) Register; Participant Register. Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lenders, and any commitments to extend future Loans of, and principal amounts (and stated interest) of the Bridge Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, any Lender and the Collateral Trustee at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Bridge Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

12.3 Indemnification. Each Borrower agrees to indemnify, defend and hold Administrative Agent, Collateral Trustee and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Secured Party Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions among Administrative Agent, Collateral Trustee, Lenders and Borrowers (including reasonable and documented attorneys’ fees and expenses) except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct as determined by a final non-appealable judgement of a court of competent jurisdiction. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4 Borrower Liability. If any Person is joined to this Agreement as a Borrower, the following provisions shall apply: Each Borrower hereunder shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Trustee to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Trustee may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Trustee under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Administrative Agent, for the ratable benefit of the Secured Parties, for application to the Obligations, whether matured or unmatured.

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12.5 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.6 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.7 Correction of Loan Documents. Administrative Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.8 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective except, pursuant to an agreement in writing by the parties thereto, and in case of this Agreement, pursuant to an agreement in writing entered into by Borrowers, Administrative Agent, the Required Lenders and Collateral Trustee, provided that Collateral Trustee’s approval shall not be required for any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Obligations that are otherwise permitted by the terms of this Agreement to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of Collateral Trustee therein; (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of a Borrower’s Obligations under any Loan Document in the case of a merger or consolidation or sale of all or substantially all of the assets of a Borrower; (iv) making any change that would provide any additional rights or benefits to the Administrative Agent, any Lender or Collateral Trustee or that does not adversely affect the legal rights under this Agreement or any other Loan Document of Collateral Trustee; or (v) to the extent the Collateral Trust Agreement does not require Collateral Trustee’s approval to such amendment or modification. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.9 Counterparts; Electronic Execution of Documents. This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of such Loan Document.

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12.10 Confidentiality; Publicity.

(a) In handling any confidential information of any Borrower or its Subsidiaries, Administrative Agent, Collateral Trustee and each Lender agree to exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to its Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Loans so long as such parties are bound by confidentiality terms consistent in all material respects with the terms hereof; (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Administrative Agent, Collateral Trustee or such Lender, including pursuant to the Exchange Act, (d) to Administrative Agent, Collateral Trustee or such Lender’s regulators or as otherwise required in connection with any examination or audit; (e) as Administrative Agent, Collateral Trustee or such Lender considers reasonably appropriate in connection with the exercise of remedies with respect to the Obligations; and (f) to third-party service providers of Administrative Agent, Collateral Trustee or such Lender so long as such service providers are bound by confidentiality terms not more permissive than the terms hereof. Confidential information does not include information that is either: (i) in the public domain or in Administrative Agent, Collateral Trustee or any Lender’s possession when disclosed to Administrative Agent, Collateral Trustee or such Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Administrative Agent, Collateral Trustee or such Lender in violation of this Agreement) after disclosure to Administrative Agent, Collateral Trustee or such Lender, as applicable; or (ii) disclosed to Administrative Agent, Collateral Trustee or such Lender by a third party, if Administrative Agent, Collateral Trustee or such Lender, as applicable, does not know that the third party is prohibited from disclosing the information. The provisions of this paragraph shall survive the termination of this Agreement.

(b) No party hereto shall publicize or use another party’s name or logo, or hyperlink to such other parties’ website, describe the relationship of the parties or the transaction contemplated by this Agreement, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”) without prior written notice to the party that is the subject of the proposed Publicity Materials, together with a draft (or, if Publicity Materials are not proposed to be delivered in written form, an outline of the content to be included) so as to provide such subject party a reasonable opportunity to review prior to publication, and each party agrees, in connection with any Publicity Materials proposed by such party to reasonably consider requested changes or corrections requested by the party that is the subject of such Publicity Materials in good faith, and upon request, to provide the final form prior to publication or other dissemination.

12.11 Borrower Representative. Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Loan). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) Administrative Agent, Collateral Trustee and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Each Borrower must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with Administrative Agent, Collateral Trustee or any Lender, such Borrower shall do so through Borrower Representative.

12.12 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. Except to the extent set forth herein, the parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

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12.16 Appointment of Collateral Trustee.

(a) Each Lender hereby appoints Collateral Trustee to act on behalf of Secured Parties as collateral trustee under this Agreement and the other Loan Documents, and to hold and enforce any and all Liens on Collateral granted by any of the Borrowers to secure any of the Obligations, all in accordance with the terms of the Collateral Trust Agreement. The provisions of this Section 12.16 are solely for the benefit of Collateral Trustee and Lenders and no Borrower nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. Collateral Trustee shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Collateral Trustee shall be mechanical and administrative in nature and Collateral Trustee shall not have, or be deemed to have, by reason of this Agreement any other Loan Document or otherwise a fiduciary relationship in respect of any other Secured Party. The Collateral Trustee may resign or be removed or replaced, and a successor Collateral Trustee may be appointed in accordance with the terms and subject to the conditions of the Collateral Trust Agreement.

(b) Each Lender hereby agrees that upon receipt of instruction from the Administrative Agent, Collateral Trustee shall be entitled to take or refrain from taking such action, and shall be entitled to take all such actions set forth in the Collateral Trust Agreement.

(c) Neither Collateral Trustee nor any of its Affiliates nor any of their respective directors, officers, agents, employees, or advisors shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. Without limitation of the generality of the foregoing, Collateral Trustee: (i) may consult with legal counsel, accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any other Secured Party and shall not be responsible to any other Secured Party for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records of any Loan Party); (iv) shall not be responsible to any other Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

12.17 Appointment of Administrative Agent.

(a) Each Lender hereby appoints Administrative Agent to act on behalf of Lenders as administrative agent under this Agreement and the other Loan Documents. The provisions of this Section 12.17 are solely for the benefit of Administrative Agent and Lenders and no Borrower nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Person. Administrative Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Administrative Agent shall be mechanical and administrative in nature and Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.

(b) If Administrative Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Administrative Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders, and Administrative Agent shall incur no liability to any Person by reason of so refraining. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders.

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(c) Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective and their respective related parties. The exculpatory provisions of this Section 12.17 shall apply to any such sub-agent and to the related parties of such Administrative Agent and any such sub-agent. No Administrative Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(d) Neither Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Administrative Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Borrower or to inspect the Collateral (including the books and records) of any Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

(e) With respect to any commitments to extend future Loans hereunder, Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Administrative Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or commitments to extend Loans hereunder). Administrative Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Borrower, any of their Affiliates and any Person who may do business with or own securities of any Borrower or any such Affiliate, all as if Administrative Agent was not Administrative Agent and without any duty to account therefor to Lenders. Administrative Agent and its Affiliates may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(f) Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, made its own credit and financial analysis of the Borrowers and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

(g) Each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Borrowers and without limiting the obligations of Borrowers hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Administrative Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by the Borrowers.

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(h) Administrative Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders, Collateral Trustee and Borrower Representative. Upon any such resignation, Lenders shall have the right to appoint a successor Administrative Agent that may be the Collateral Trustee. If no successor Administrative Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after Administrative Agent’s giving notice of resignation, then Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender or Collateral Trustee, if a Lender or Collateral Trustee is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least $300,000,000. If no successor Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as Lenders appoint a successor Administrative Agent as provided above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent’s resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Section 12.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, as long as K2 HealthVentures LLC is a Lender pursuant to this Agreement, K2 HealthVentures LLC shall not resign as Administrative Agent unless a successor Administrative Agent is appointed concurrently with such resignation, which successor Administrative Agent shall have the wherewithal to perform, and shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent under this Agreement and the other Loan Documents.

(i) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, with the prior written consent of Administrative Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower or any Subsidiary of a Borrower (regardless of whether such balances are then due to such Borrower or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower or any Subsidiary of a Borrower against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Borrower agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

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(j) Nothing in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments to make Loans hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Administrative Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

(k) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrowers and such related payment is not received thereby, then Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

(l) If Administrative Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

(m) Administrative Agent will use reasonable efforts to provide Lenders with any written notice of Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Borrower; provided, however, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(n) Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with Administrative Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Administrative Agent at the request of Required Lenders.

[Remainder of Page intentionally Left Blank]

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[signature page to loan and security agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWERs:

Molecular Templates Opco, Inc.

By	/s/ Craig Jalbert
Name:	Craig Jalbert
Title:	Chief Executive Officer

Molecular Templates, Inc.

By	/s/ Craig Jalbert
Name:	Craig Jalbert
Title:	Chief Executive Officer

[signature page to loan and security agreement]

Collateral Trustee:

ANKURA TRUST COMPANY, LLC

By	/s/ Beth Micena
Name:	Beth Micena
Title:	Managing Director

[signature page to loan and security agreement]

ADMINISTRATIVE AGENT:

K2 HEALTHVENTURES LLC

By	/s/ Ben Bang
Name:	Ben Bang
Title:	General Counsel

LENDER:

K2 HEALTHVENTURES LLC

By	/s/ Ben Bang
Name:	Ben Bang
Title:	General Counsel

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Borrower.

“Account Control Agreement” means any control agreement entered into among the depository institution at which a Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Borrower maintains a Securities Account or a Commodity Account, one or more Borrowers, and Collateral Trustee pursuant to which Collateral Trustee, for the ratable benefit of Secured Parties, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Administrative Agent” has the meaning set forth in the preamble.

“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly, more than 10% of the Equity Interests of the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” has the meaning set forth in the preamble.

“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person.

“Books” are all of each applicable Borrower’s books and records including ledgers, federal and state tax returns, records regarding such Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” and “Borrowers” has the meaning set forth in the preamble.

“Borrower Representative” has the meaning set forth in the preamble.

“Bridge Loan” has the meaning set forth in Section 2.2(a).

“Bridge Loan Maturity Date” means April 21, 2025 or such later date as agreed to by the Administrative Agent in its sole discretion.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

A-1

“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in: (a) the holders of Parent’s Equity Interests who were holders of Equity Interest as of the Closing Date, ceasing to own at least fifty-one percent (51%) of the Voting Stock of Parent; (b) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of Equity Interests of Parent ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board of Parent, who did not have such power before such transaction; (c) the Transfer of all or substantially all assets of Borrowers; or (d) Parent ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in Borrower Representative or failing to have the power to direct or cause the direction of the management and policies of Borrower Representative.

“Claims” has the meaning set forth in Section 12.3.

“Closing Date” has the meaning set forth in the preamble.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Trustee’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of each Borrower described on Exhibit B.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Borrower, in each case, other than any Excluded Account.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of May 21, 2020, between Collateral Trustee and Administrative Agent , as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Collateral Trustee” has the meaning set forth in the preamble.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

A-2

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2.3(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

“Discretionary Incremental Bridge Loan” has the meaning set forth in Section 2.2(a).

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means Collateral Accounts used exclusively to maintain cash collateral or similar deposits subject to a Permitted Lien, and, in each case, provided that such Collateral Account is identified as such to Administrative Agent in writing.

“Facility Fee” has the meaning set forth in Section 2.4(a).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Funding Date” means any date on which a Loan is made to or for the account of a Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Lenders and Borrower Representative shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.

A-3

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including for the testing, manufacturing, marketing and sales of its products.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” means, without duplication, (a) indebtedness for borrowed money or the deferred price of property or services (other than accounts payable in the Ordinary Course of Business not more than sixty (60) days past due), (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, and (e) Contingent Obligations, provided that “Indebtedness” shall not include (x) accrued expenses, deferred rent, deferred taxes, deferred compensation or customary obligations under employment agreements, (y) obligations with respect to operating leases which have been reclassified as capital leases due to changes in GAAP or (z) Contingent Obligations with respect to operating leases or leases of real property in the Ordinary Course of Businesses.

“Indemnified Person” has the meaning set forth in Section 12.3.

“Initial Bridge Loan” has the meaning set forth in Section 2.2(a).

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Borrower (or, as applicable, any of its Subsidiaries), all of such Borrower’s or Subsidiary’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

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“Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person.

“Lender” has the meaning set forth in the preamble.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Collateral Trust Agreement, the Account Control Agreements, any Subordination Agreement, any note, or notes or guaranties executed by a Borrower, and any other present or future agreement by a Borrower with or for the benefit of any Secured Party in connection with this Agreement, all as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Loans” means, collectively, the Bridge Loans, and any other loan from time to time made under this Agreement, and “Loan” means any of the foregoing.

“Margin Stock” has the meaning set forth in Section 5.5(b).

“Material Adverse Effect” means (a) a material impairment in the perfection or priority of the Lien in the Collateral pursuant to the Loan Documents to which the Borrowers are a party or in the value of the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of the Borrowers as a whole; or (ii) the ability to enforce any rights or remedies with respect to any Obligations, in each case, as reasonably determined by Administrative Agent.

“Maximum Rate” has the meaning set forth in Section 2.3(d) hereof.

“Obligations” means all of Borrowers’ and each other Borrower’s obligations to pay the Loans when due, including principal, interest, fees, Secured Party Expenses, and any other amounts due to be paid by a Borrower, and each Borrower’s obligation to perform its duties under the Loan Documents, and any other debts, liabilities and other amounts any Borrower owes to any Secured Party at any time, whether under the Loan Documents or otherwise, including, without limitation, interest or Secured Party Expenses accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Borrower owing to or assigned to any Secured Party, which shall be treated as secured or administrative expenses in the Insolvency Proceedings to the extent permitted by applicable law.

“OFAC” has the meaning set forth in Section 5.5(c).

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

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“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Payment Date” means the first calendar day of each month.

“Permitted Indebtedness” means:

(a) each Borrower’s Indebtedness under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Closing Date and disclosed to Administrative Agent, including without limitation the obligations pursuant to the Restated CVR Agreement;

(c) Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(d) Indebtedness among Borrowers and Indebtedness constituting a Permitted Investment;

(e) workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, bid, appeal, surety or similar bonds, in each case incurred in the Ordinary Course of Business;

(f) Indebtedness under hedging and swap obligations or agreements so long as the purpose of any such agreement is a bona fide hedging and not for speculative purposes;

(g) Indebtedness in respect of netting services, overdraft protections and other like services;

(h) Indebtedness in connection with the financing of insurance premiums, in the Ordinary Course of Business, in respect of premiums payable on insurance policies;

(i) Indebtedness not otherwise permitted pursuant to this defined term, in an aggregate amount outstanding not to exceed $50,000; and

(j) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described above, provided that the principal amount thereof is not increased (other than as a result of accrued or capitalized interest or fees) or the terms thereof are not modified to impose more burdensome terms upon a Borrower or any of its Subsidiaries, as the case may be.

“Permitted Investments” means:

(a) Investments (including, without limitation, Subsidiaries) existing on the Closing Date and disclosed in writing to Administrative Agent;

(b) Investments consisting of cash or Cash Equivalents;

(c) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(d) Investments consisting of Deposit Accounts;

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(e) Investments consisting of accounts receivable or notes receivable arising from the sales of goods or services; and

(f) Investments consisting of pre-paid expenses, negotiable instruments held for collection or deposit, security deposits with utilities, landlords and other like Persons, and deposits in connection with workers’ compensation and similar deposits, in each case made in the Ordinary Course of Business.

“Permitted Liens” means:

(a) Liens arising under this Agreement and the other Loan Documents, including any renewals, extensions and refinancings of the underlying obligations with respect thereto;

(b) Liens existing on the Closing Date and disclosed to Administrative Agent;

(c) Liens pursuant to the Restated CVR Agreement;

(d) Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which such Borrower or Subsidiary maintains adequate reserves on its books;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(f) Liens in favor of other financial institutions arising in connection with a Collateral Account held at such institutions by a Borrower, subject to compliance with Section 6.6;

(g) servitudes, easements, rights of way, restrictions and other similar encumbrances on real property imposed by applicable laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Borrowers;

(h) licenses of Intellectual Property which constitute a Permitted Transfer; and

(i) Liens arising from licenses described in clause (b) of the defined term “Permitted Transfers”, and Liens arising pursuant to the terms of any collaboration agreement or related documents existing as of the Closing Date on Intellectual Property or other assets developed pursuant thereto, or on a Borrower or Subsidiary’s rights pursuant thereto; and

(j) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described herein, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase (other than in connection with the capitalization of interest, fees or expenses).

“Permitted Transfers” means

(a) sales of Inventory by a Borrower or any of its Subsidiaries in the Ordinary Course of Business;

(b) (i) non-exclusive licenses and similar arrangements for the use of Intellectual Property of a Borrower or any of its Subsidiaries in the Ordinary Course of Business, and (ii) exclusive licenses existing as of the Closing Date and disclosed in writing to Administrative Agent or as approved by Administrative Agent in writing;

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(c) dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of such Borrower or Subsidiary, no longer economically practicable to maintain or useful;

(d) Transfers of receivables in the Ordinary Course of Businesses in connection with the compromise, settlement or collection thereof;

(e) Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments;

(f) the use or transfer of money or Cash Equivalents for the payment of expenses in the Ordinary Course of Business and in a manner that is not prohibited by the Loan Documents;

(g) Transfers of Accounts in connection with the compromise, settlement or collection thereof;

(h) Transfers resulting from casualty events, subject to Section 6.5;

(i) payments of amounts due under the Restated CVR Agreement;

(j) Transfers of Collateral described on Schedule 2 attached hereto; and

(k) Transfers not otherwise permitted hereunder so long as the fair market value of any such Transfers does not exceed $10,000 in the aggregate during the term, or as otherwise approved by Administrative Agent, subject to compliance with the Restated CVR Agreement.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the outstanding balance of the Loans held by all Lenders, divided by the outstanding balance of Loans held by such Lender. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of aggregate principal amount of all Loans outstanding and the aggregate amount of all unfunded commitments to make Loans, at such date of determination.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Parent.

“Restated CVR Agreement” means that certain Amended and Restated Secured Contingent Value Right Agreement, dated as of the date hereof, by and among Borrowers, K2 HealthVentures LLC, as Holder, and Ankura Trust Company, LLC, as Collateral Trustee.

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“Secured Party” means (i) Collateral Trustee, (ii) Administrative Agent, (iii) Lenders and (iv) any of their respective successors and assigns.

“Secured Party Expenses” means all reasonable and documented audit fees and expenses, costs, and expenses (including reasonable and documented attorneys’ fees and expenses) of any Secured Party for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Borrower, including all reasonable and documented costs, expenses and other amounts required to be paid by any Secured Party in accordance with the Collateral Trust Agreement.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

“Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Borrower or other Borrower in each of its Subsidiaries.

“Subordinated Debt” means Indebtedness on terms and to holders reasonably satisfactory to Administrative Agent and incurred by a Borrower that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement.

“Subordination Agreement” means any subordination agreement in form and substance reasonably satisfactory to Administrative Agent entered into from time to time with respect to Subordinated Debt.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Parent.

“Termination Date” means the date that the Obligations (other than contingent indemnification obligations not then due and owing) shall have been paid in full in cash or otherwise satisfied, and any commitment of a Lender to extend credit to a Borrower shall have been terminated.

“Trademarks” means any trademark and service mark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

“Transfer” means defined in Section 7.1.

“Voting Stock” means, with respect to any Person, all classes of Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managers (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

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EXHIBIT B

COLLATERAL DESCRIPTION

The Collateral consists of all of each Borrower’s right, title and interest in and to the following personal property wherever located, whether now owned or existing or hereafter acquired, created or arising:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all such Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing. Notwithstanding the foregoing, the Collateral shall not include any Excluded Account.

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